Watts Industries, Inc.
Exhibit 11 -- Computation of Per Share Earnings



                                            Three Months Ended
                                               December 31
                                           -----------------------
                                             1994           1993
                                           --------       --------
                                         [C]            [C]

PRIMARY
- - -----------
  Average shares outstanding              29,560,288     29,382,083

  Net effect of dilutive stock
  options - based on the treasury
  stock method using average market
  price                                      135,234        250,844
                                         -----------    -----------
        Total                             29,695,522     29,632,927
                                         ===========    ===========

Net earnings                            $ 11,164,652   $ 10,547,890
                                         ===========    ===========

Earnings per share                      $        .38   $        .35
                                         ===========    ===========

FULLY DILUTED
- - --------------
  Average shares outstanding              29,560,288     29,382,083

  Net effect of dilutive stock
  options - based on the treasury
  stock method using the quarter-end
  market price, if higher than
  average market price                       135,511        324,359

                                         -----------    -----------
        Total                             29,695,799     29,706,442
                                         ===========    ===========


Net earnings                            $ 11,164,652   $ 10,547,890
                                         ===========    ===========


Earnings per share                      $        .38   $        .36
                                         ===========    ===========

Watts Industries, Inc.
Exhibit 11 -- Computation of Per Share Earnings



                                             Six Months Ended
                                               December 31
                                           -----------------------
                                             1994           1993
                                           --------       --------
                                         [C]            [C]

PRIMARY
- - -----------
  Average shares outstanding              29,523,224     29,452,563

  Net effect of dilutive stock
  options - based on the treasury
  stock method using average market
  price                                      173,733        183,284
                                         -----------    -----------
        Total                             29,696,957     29,635,847
                                         ===========    ===========

Net earnings                            $ 22,554,652   $ 21,085,450
                                         ===========    ===========

Earnings per share                      $        .76   $        .71
                                         ===========    ===========

FULLY DILUTED
- - --------------
  Average shares outstanding              29,523,224     29,452,563

  Net effect of dilutive stock
  options - based on the treasury
  stock method using the quarter-end
  market price, if higher than
  average market price                       181,451        324,359

                                         -----------    -----------
        Total                             29,704,675     29,776,922
                                         ===========    ===========


Net earnings                            $ 22,554,652   $ 21,085,450
                                         ===========    ===========


Earnings per share                      $        .76   $        .71
                                         ===========    ===========